UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14c-5(d)(2))

[ X] Definitive Information Statement


                            DISABILITY ACCESS CORPORATION
                 ------------------------------------------------
                 (Name of Registrant As Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

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                        Disability Access Corporation
                       1810 E. Sahara Ave. Suite 1579
                            Las Vegas, NV  89104
                            Phone: (702) 628-8898


                                                                  May 30, 2012


To the Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on May 15, 2012 (the "Record Date"), of shares of common stock, par value $0.00001 per share (the "Common Stock") of Disability Access Corporation, a Nevada corporation, that two major stockholders representing approximately 88% of our capital stock as of the Record Date have given written consent as of May 14, 2012, to approve the following:

     The re-naming of Disability Access Corporation to Golden Harvest
Corporation.

Nevada corporation law and the Company's bylaws permit holders of a majority of the voting power to take stockholder action by written consent.
Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon this reverse stock split as described in this Information Statement.

We encourage you to read the attached Information Statement carefully, for further information regarding these actions. In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders. This Information Statement is first being mailed or furnished to stockholders on or about May 30, 2012.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

By Order of the Board of Directors

/s/ Peter Chin
-----------------------
    Peter Chin
    President and Director


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
                      WE ARE NOT ASKING YOU FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                        Disability Access Corporation
                       1810 E. Sahara Ave., Suite 1579
                            Las Vegas, NV  89104
                            Phone: (702) 628-8898

                           INFORMATION STATEMENT
                        AND NOTICE OF ACTIONS TAKEN
              BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS

General Information
-------------------

This information statement is being provided to the shareholders of Disability Access Corporation, ("DBYC" or the "Company"), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our common stock authorizing a name change of the Company to Golden Harvest Corporation (the "Name Change"). The Company's Board of Directors has approved the Name Change and the Company has obtained (by written consent) the approval of its two major shareholders who own 1,947,993,564 shares of common stock, that represents 83% of the total outstanding shares of Disability Access Corporation's common stock prior to the name change. The approval by the shareholders will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will only deliver one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address:

                        Disability Access Corporation
                       1810 E. Sahara Ave., Suite 1579
                            Las Vegas, NV  89104


Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting the Company at the address listed above.




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
The Company's Board of Directors approved this action on May 14, 2012 and recommended to change the name of the Company to Golden Harvest Corporation.

The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.
According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on, or about May 30, 2012. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was May 15, 2012, (the "Record Date").


Outstanding Voting Stock of the Company
---------------------------------------

As of the Record Date, the Company has 2,445,000,000 authorized shares of common stock, of which 2,337,676,200 common shares were issued and outstanding. The Company has 55,000,000 authorized shares of preferred stock, of which 19,000,000 preferred shares are issued and outstanding. The two consenting stockholders, who beneficially own 1,947,993,564 shares, representing approximately 83% of the issued and outstanding shares of the Company's outstanding common stock, voted in favor of the actions described by written consent, dated May 14, 2012. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.



                                       2
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
Security Ownership of Certain Owners and Management
---------------------------------------------------

The following Table sets forth the Common Stock ownership information as of May 15, 2012, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each person intending to file a written consent to the adoption of the Amendment described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group.
This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.


                                             AMOUNT AND
                                             NATURE OF
TITLE OF    NAME OF BENEFICIAL               BENEFICIAL      PERCENT OF
CLASS       OWNER AND POSITION               OWNERSHIP       CLASS(1)
-----------------------------------------------------------------------
Common      Peter Chin(7)             1,941,826,893             83%
            President/Director

Common      Phillip Flaherty (3)          6,166,671               *
                                         ------------------------------
DIRECTORS AND OFFICERS
AS A GROUP (2 person)                 1,947,993,564             83%

Common      EGC International, Inc.     221,405,400              9%
            (4)

(1)  Percent of Class is based on 2,337,676,200 shares issued and outstanding.

(2)  Peter Chin, 1810 E. Sahara Ave. Suite 1579, Las Vegas, NV 89014

(3)  Phillip Flaherty, 1810 E. Sahara Ave., Suite 1579, Las Vegas, NV 89014

(4)  EGC International, 8880 Rio San Diego Dr., 8[th] Floor, San Diego, CA 92108



                                       3
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
Purpose and Effect of Name Change
---------------------------------

On May 14, 2012, the Board of Directors of the Company has adopted a resolution to change the name of the Company to Golden Harvest Corporation. The holders of shares representing a majority of the Company's outstanding voting stock have given their written consent to the name change. Under Nevada corporation law and the Company's bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval. In accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, the name change will not become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

Our board of directors believes the name change is necessary due to the requirements of the Asset Purchase Agreement dated March 16, 2012, whereby Disability Access Consultants, LLC, a California limited liability company, purchased from us, among other things, the rights to the name Disability Access Consultants and all variations thereof.


No Dissenter's Rights
---------------------

Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.



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
Nevada Anti-Takeover Provisions
-------------------------------

The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to the Company. Section 78.438 of the Nevada law prohibits the Company from merging with or selling more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired the DBYC shares, unless the transaction is approved by the Company's Board of Directors. The provisions also prohibit DBYC from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity. These provisions could delay, defer or prevent a change in control of the Company.


Conclusion
----------

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.


For the Board of Directors of
Disability Access Corporation

By:  /s/ Peter Chin
     --------------------------
         Peter Chin
         President and Director


Date: May 30, 2012


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